Jones Walker
	Waechter Poitevent
	Carrere & Denegre L.L.P.







	January 21, 2000

McMoRan Exploration Co.
1615 Poydras Street
New Orleans, Louisiana  70112

	Re:	Registration Statement on Form S-3
		McMoRan Exploration Co.

Gentlemen:

  	We have acted as counsel to McMoRan Exploration Co. ("MMR"), a Delaware corporation, in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed by MMR with the Securities and Exchange Commission relating to the registration of $300,000,000 of the following securities of MMR: (i) Common Stock; (ii) Debt Securities; (iii) Preferred Stock; (iv) Warrants to purchase Debt Securities, Preferred Stock and Common Stock; and (v) Depositary Shares representing interests in Preferred Stock deposited with a Depositary and evidenced by Depositary Receipts. MMR also may issue (i) shares of Common Stock upon the conversion of Debt Securities or Preferred Stock; (ii) Preferred Stock upon the conversion of Debt Securities; and (iii) Debt Securities, Common Stock or Preferred Stock upon the exercise of Warrants registered pursuant to the Registration Statement. The foregoing securities are collectively referred to as the "Securities."

	  The Securities may be issued from time to time in one or more series as determined by MMR's Board of Directors and as set forth in a supplement to the prospectus that forms part of the Registration Statement. The particular terms of each series of Securities offered by a particular prospectus supplement will be described in the prospectus supplement. The Debt Securities will constitute either indebtedness designated as senior indebtedness, senior subordinated indebtedness or subordinated indebtedness. The Debt Securities will each be issued under indentures (individually, the "Indenture" and collectively, the "Indentures") to be entered into prior to the issuance of the Securities.

	  In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

  	Based upon the foregoing and subject to the following qualifications and comments, we are of the opinion that:

  	1.	MMR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to issue the Securities.

  	2.	The Common Stock will be legally issued, fully paid and non-
assessable when (i) MMR's Board of Directors shall have taken all necessary corporate action to approve the issuance of the Common Stock; (ii) a prospectus supplement with respect to such Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 (the "Act"); and (iii) certificates representing the Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement or upon conversion, exchange or exercise in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered.

  	3.	Each series of Debt Securities will be legally issued and constitute the valid and binding obligation of MMR when (i) the Indenture shall have been duly authorized, executed and delivered by MMR and the Trustee; (ii) MMR's Board of Directors shall have taken all necessary corporate action to approve the issuance of such Debt Securities and to establish the terms and conditions thereof; (iii) a prospectus supplement with respect to such series of Debt
Securities shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act; and (iv) any certificates representing such series of Debt Securities as may be required by the Indenture shall have been duly authenticated, executed and delivered in accordance with the Indenture against payment therefor in accordance with the applicable underwriting, purchase or similar agreement or upon the exercise of any other Security that has been duly authorized, issued, paid for and delivered.

  	4.	Each series of Preferred Stock will be legally issued, fully paid and non-assessable when (i) MMR's Board of Directors shall have taken all necessary corporate action to approve the issuance of such Preferred Stock and to establish the terms and conditions thereof; (ii) a certificate of designations shall have been filed with the Delaware Secretary of State as required by the Delaware General Corporation Law; (iii) a prospectus supplement with respect to such series of Preferred Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act; and (iv) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement or upon conversion, exchange or exercise in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered.

  	5.	Each series of Warrants will be legally issued and constitute the valid and binding obligation of MMR when (i) a Warrant Agreement relating to such Warrants shall have been duly authorized, executed and delivered by MMR and the warrant agent or agents thereunder; (ii) MMR's Board of Directors shall have taken all necessary corporate action to approve the issuance of such Warrants and to establish the terms and conditions thereof; (iii) a prospectus supplement with respect to such Warrants shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act; (iv) any and all actions required under the Indenture to validly issue the Debt Securities, and under the Delaware General Corporation Law to validly issue the Common Stock or Preferred Stock, upon exercise of the Warrants shall have been taken; and (v) such Warrants shall have been duly executed and authenticated or countersigned as provided in the Warrant Agreement relating thereto and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

  	6.	The Depositary Shares will be legally issued, fully paid and non-
assessable when (i) a Deposit Agreement relating to the Depositary Shares shall have been duly authorized, executed and delivered by MMR and the depositary thereunder; (ii) MMR's Board of Directors shall have taken all necessary corporate action to approve the issuance of the Depositary Shares; (iii) a prospectus supplement with respect to such Depositary Shares shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act; and (iv) Depositary Receipts shall have been duly delivered as may be required by the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

  	The opinions in paragraphs 3 and 5 hereof are subject to the qualification that enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors' rights;
(ii) public policy considerations that may limit the rights of parties to obtain certain remedies; (iii) the fact that specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;
(iv) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and (v) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit.

	In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Security: (i) the Board of Directors of MMR shall have duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement, as finally amended, shall have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded; (iii) the applicable Indentures, if any, shall have been duly authorized, executed and delivered by MMR and the applicable trustee and shall have been qualified under the Trust Indenture Act of 1939, as amended; and (iv) there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by MMR with the terms of such Security, will violate any applicable law or result in a violation of any provision of any instrument or agreement then binding upon MMR, or any restriction imposed by any court or governmental body having jurisdiction over MMR.

  	We are members of the Bar of the State of Louisiana and the foregoing opinion is limited to the laws of the State of Louisiana, the federal laws of the United States of America and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws). We assume no obligation to revise or supplement this opinion should such currently applicable laws be changed by legislative action, judicial decision or otherwise.

  	This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

  	We hereby consent to the use of this opinion as an exhibit to the Registration Statement of MMR relating to the Securities and to the reference to our name in the Prospectus contained therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the general rules and regulations of the Commission.

						Very truly yours,

						/s/ Jones, Walker, Waechter, Poitevent,
						         Carrere & Denegre L.L.P.

						JONES, WALKER, WAECHTER, POITEVENT,
							CARRERE & DENEGRE L.L.P.